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                                                                      Exhibit 21

                                  Subsidiaries

Name                                                          Jurisdiction of Formation
----                                                          -------------------------
AmerisourceBergen Drug Corporation                            Delaware

AmeriSource Health Services Corporation                       Delaware

AmeriSource Receivables Financial Corporation                 Delaware

AmerisourceBergen Services Corporation                        Delaware

AmeriSource Heritage Corporation                              Delaware

ASD Specialty Healthcare, Inc.                                California

AutoMed Technologies, Inc.                                    Delaware

Bergen Capital Trust I                                        Delaware

Blue Hill II, Inc.                                            Delaware

Brownstone Pharmacy, Inc.                                     Connecticut

Capstone Pharmacy of Delaware, Inc.                           Maryland

Compuscript, Inc.                                             New York

Computran Systems, Inc.                                       Oregon

Dunnington Rx Services of Rhode Island, Inc.                  Rhode Island

Family Center Pharmacy, Inc.                                  Pennsylvania
d/b/a Medical Arts Pharmacy

Goot Nursing Home Pharmacy, Inc.                              Arizona
d/b/a Goot's Pharmacy

Health Services Capital Corporation                           Delaware

Insta-Care Pharmacy Services Corporation                      Texas

ION, L.L.C.                                                   Delaware

J.M. Blanco Inc.                                              Delaware

James Brudnick Company, Inc.                                  Delaware